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                         Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15111, 333-34103, 333-61907 and 333-93429)
of Advanced Digital Information Corporation of our report dated December 7, 1999 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Seattle, Washington

January 18, 2000